Exhibit 4.9

SEVENTH AMENDMENT

THIS SEVENTH AMENDMENT dated as of March 19, 2002 (this “Amendment”) amends the Second Amended and Restated Credit Agreement dated as of February 3, 1999 (as previously amended, the “Credit Agreement”) among U S Liquids Inc. (the “Company”), various financial institutions (the “Banks”), Fleet National Bank, as Syndication Agent, and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as administrative agent (in such capacity, the “Administrative Agent”).  Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

WHEREAS, the Company, the Banks and the Administrative Agent have entered into the Credit Agreement; and

WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as more fully set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1  Amendments.  Subject to the satisfaction of the conditions precedent set forth in Section 3, the Credit Agreement shall be amended as follows:

1.1           Addition of Definitions.  The following new definitions are added to Section 1.1 of the Credit Agreement in appropriate alphabetical sequence:

FAS 121 Charges means non-cash charges taken by the Company in the last Fiscal Quarter of Fiscal Year 2001 arising from the reclassification of certain operations of the Company pursuant to Financial Accounting Standard No. 121.

Insurance Reserve Charges means up to $3,500,000 of special reserve charges taken by the Company in the last Fiscal Quarter of Fiscal Year 2001 in connection with the liquidation of a primary insurer of the Company.

1.2           Amendments to Definitions.

(a)           The definition of “Adjusted EBITDA” is amended in its entirety to read as follows:

Adjusted EBITDA means, for any Computation Period, the total of (i) EBITDA for such Computation Period plus (ii) any Detroit Facility Reserve Charges taken during such Computation Period plus (iii) any Asset Sale Charges taken during such Computation Period plus (iv) any FAS 142 Charges taken during such Computation Period plus (v) any FAS 121 Charges taken during such

Computation Period plus (vi) any Bonus Charges taken during such Computation Period plus (vii) any Insurance Reserve Charges taken during such Computation Period minus (viii) any Recoveries received (or, in the case of reversal of charges, taken) during such Computation Period.

                (b)           The definition of “Detroit Facility Reserve Charges” is amended by deleting the reference to”$3,000,000” therein and substituting “$5,000,000” therefor.

(c)           The definition of “Recoveries” is amended in its entirety to read as follows:

Recoveries means, without duplication, (i) any amount (including insurance proceeds and proceeds from any judgment or settlement) received by the Company or any Subsidiary arising out of any matter which gave rise to any Detroit Facility Reserve Charges and (ii) any reversal of any reserve established in connection with any Detroit Facility Reserve Charges or Insurance Reserve Charges.

SECTION 2            Representations and Warranties.  The Company represents and warrants to the Administrative Agent and the Banks that, after giving effect to the effectiveness hereof, (a) each warranty set forth in Section 9 (excluding Section 9.14 with respect to U S Liquids of Central Texas, L.L.C. and Re-Claim Environmental Louisiana,

L.L.C.) of the Credit Agreement is true and correct as of the date of the execution and delivery of this Amendment by the Company, with the same effect as if made on such date, and (b) no Event of Default or Unmatured Event of Default exists.

SECTION 3            Effectiveness.  The amendments set forth in Section 1 above shall become effective when the Administrative Agent shall have received (i) counterparts of this Amendment executed by the Company and the Required Banks and (ii) a Confirmation, substantially in the form of Exhibit A, signed by the Company and each Subsidiary.

SECTION 4            Miscellaneous.

4.1           Continuing Effectiveness, etc.  As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.  After the effectiveness of this Amendment, all references in the Credit Agreement and the other Loan Documents to “Credit Agreement” or similar terms shall refer to the Credit Agreement as amended hereby.

4.2           Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

4.3           Governing Law.  This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such state.

4.4           Successors and Assigns.  This Amendment shall be binding upon the Company, the Banks and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Banks and the Administrative Agent and the respective successors and assigns of the Banks and the Administrative Agent.

Delivered at Chicago, Illinois, as of the day and year first above written.

U S LIQUIDS INC.

By
Title

BANK OF AMERICA, N.A., as Administrative Agent

By
Title

BANK OF AMERICA, N.A., as a Bank

By
Title

FLEET NATIONAL BANK, as Syndication Agent and as a Bank

By
Title

BANK ONE, NA

By
Title

THE BANK OF NOVA SCOTIA

By
Title

UNION BANK OF CALIFORNIA

By
Title

COMERICA BANK

By
Title

WELLS FARGO BANK, N.A.

By
Title

BNP PARIBAS

By
Title

By
Title

Exhibit A

CONFIRMATION

Dated as of March 19, 2002

To:           Bank of America, N.A., individually and as Agent, and the other financial institutions party to the Credit Agreement referred to below

Please refer to (a) the Second Amended and Restated Credit Agreement dated as of February 3, 1999 (as amended, the “Credit Agreement”) among U S Liquids Inc., various financial institutions (the “Banks”) and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as agent (the “Agent”); (b) the other “Loan Documents” (as defined in the Credit Agreement), including the Guaranty and the Security Agreement; and (c) the Seventh Amendment dated as of March 19, 2002 to the Credit Agreement (the “Seventh Amendment”).

Each of the undersigned hereby confirms to the Agent and the Banks that, after giving effect to the Seventh Amendment and the transactions contemplated thereby, each Loan Document to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

U S LIQUIDS INC.

By:
Name Printed:
Title:

EARTH BLENDS, INC.
MBO, INC.
THE NATIONAL SOLVENT EXCHANGE CORP.
NORTHERN A-1 SANITATION SERVICES, INC.
PARALLEL PRODUCTS OF FLORIDA, INC.
PARALLEL PRODUCTS OF KENTUCKY, INC.
RE-CLAIM ENVIRONMENTAL LOUISIANA, L.L.C.
ROMIC ENVIRONMENTAL TECHNOLOGIES CORPORATION
USL FIRST SOURCE, INC.
U S LIQUIDS OF HOUSTON, L.L.C.
U S LIQUIDS OF DALLAS, L.L.C.
U S LIQUIDS OF CENTRAL TEXAS, L.L.C.

A-1

U S LIQUIDS OF CONNECTICUT, INC.
U S LIQUIDS OF GREATER CHICAGO, INC.
U S LIQUIDS OF PENNSYLVANIA, INC.
U S LIQUIDS OF TEXAS, INC.
U S LIQUIDS LP HOLDING CO.
U S LIQUIDS NORTHEAST, INC.
U S LIQUIDS TERMINAL SERVICES, INC.
U S LIQUIDS OF DETROIT, INC.
U S LIQUIDS OF FLORIDA, INC.
USL ENVIRONMENTAL SERVICES, INC.
USL GENERAL MANAGEMENT, INC.
USL PARALLEL PRODUCTS OF CALIFORNIA
WASTE RESEARCH AND RECOVERY, INC.
WASTE STREAM ENVIRONMENTAL, INC.

By:
Name:
Title:

U S LIQUIDS OF LA, L.P.

By: MBO, Inc., its General Partner

By:
Name:
Title:

USL MANAGEMENT LIMITED PARTNERSHIP

By: USL General Management, Inc., its General Partner

By:
Name:
Title:

GEM MANAGEMENT, INC.

By:
Name:
Title:

A-2